Exhibit 4
                                                               Conformed Copy















                            CROWN CENTRAL PETROLEUM CORPORATION
                             1995 MANAGEMENT STOCK OPTION PLAN


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                            CROWN CENTRAL PETROLEUM CORPORATION

                             1995 MANAGEMENT STOCK OPTION PLAN


Section 1: Establishment and Purpose

The purpose of the Crown Central Petroleum Corporation 1995 Management Stock Option Plan (the "Plan") is to benefit the Corporation and its Subsidiaries. The Plan is also intended to benefit the Corporation's stockholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and its Subsidiaries, to enable the Corporation and its Subsidiaries to attract, motivate and retain talented and experienced individuals essential to the Corporation's success, and to sustain management's focus on the Corporation's strategic profit initiatives. This is to be accomplished by providing such employees an opportunity to obtain or increase their proprietary interest in the Corporation's performance and by providing such employees with additional incentives to remain with the Corporation and its Subsidiaries.

Section 2: Definitions

The following terms, as used herein, shall have the meaning specified:

   a.    "Award" means Non-qualified Stock Options.

   b. "Award Agreement" means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

   c. "Board of Directors" means the Board of Directors of the Corporation as it may be comprised from time to time.

   d. "Cause" means an act that constitutes cause for termination of employment under the Corporation or Subsidiary's normal personnel practices.

   e. "Code" means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

   f.    "Committee" means the Committee as defined in Section 8 hereof.

   g. "Corporation" means Crown Central Petroleum Corporation, and any successor corporation.

   h. "Employee" means key employees of the Corporation or a Subsidiary, but excludes directors who are not also officers or employees of the Corporation and statutory Insiders.

   i. "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

   j. "Fair Market Value" means the average of the highest and lowest sale price of the Stock as reported on the American Stock Exchange on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale.

   k.    "Insider" means any person who is subject to Section 16.

   l. "Non-qualified Stock Option" means an option to purchase Stock that is granted pursuant to Section 4 hereof that does not meet the requirements of Code Section 422, or if meeting those requirements, is not intended to be an incentive stock option under Code Section 422.

   m. "Participant" means any Employee who has been granted an Award pursuant to this Plan.

   n. "Section 16" means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

   o. "Stock" means shares of Class B Common Stock of the Corporation, par value $5 per share, or any security of the Corporation issued in substitution, exchange or in lieu thereof.

   p. "Subsidiary" means any corporation in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's stock.

Section 3: Eligibility

Persons eligible for Awards shall consist of Employees other than statutory Insiders, who are Participants in the Corporation's 1995 Annual Incentive Plan as of April 13, 1995, or Employees other than statutory Insiders, whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary.

Section 4: Awards

The Committee may grant Non-qualified Stock Options in an amount the Committee may in its sole discretion determine. A Non-qualified Stock Option is an option to purchase a specific number of shares of Stock during such specified time as the Committee may determine, not to exceed ten (10) years, at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.

   1) The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee at the time of exercise or as provided in the Award Agreement, the purchase price may also be paid by the tender of Stock (the value of such Stock shall be its Fair Market Value on the date of exercise), or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

   2) Without limiting the foregoing, to the extent permitted by law (including relevant state law), (A) the Committee may agree to accept as full or partial payment of the purchase price of Stock issued upon exercise of options, a promissory note of the Participant evidencing the Participant's obligation to make future cash payments to the Corporation, which promissory notes shall be payable as determined by the Committee (but in no event later than five (5) years after the date thereof), shall be secured by a pledge of the shares of Stock purchased, and shall bear interest at a rate established by the Committee which shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code, and (B) the Committee may also permit Participants, at the time of exercise or as provided in the Award Agreement, simultaneously to exercise options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such Stock.

Section 5:  Shares of Stock Available Under Plan

   a. Subject to the adjustment provisions of Section 9 hereof, the number of shares of Stock with respect to which Awards may be granted under the Plan shall not exceed 500,000 shares of Stock. The stock subject to options shall be shares of the Corporation's authorized but unissued Class B Common Stock.

   b. Any unexercised or undistributed portion of any terminated or forfeited Award shall be available for further Awards in addition to those available under Section 5(a) hereof.

Section 6: Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan.

   a.    Award Agreements shall include the following terms:

      1) Non-assignability. A provision that no Award shall be assignable or transferable except by will or by laws of descent and distribution and that, during the lifetime of a Participant, the Award shalt be exercised only by such Participant or by his or her guardian or legal representative.

      2)    Termination of Employment.

         A. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Corporation or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

         B. A provision that for purposes of the Plan, (i) a transfer of an Employee from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, and (ii) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment.

         C. A provision describing the effect of an event of Cause on an Award.

      3) Rights as a Stockholder. A provision stating that a Participant shall have no rights as a stockholder with respect to any Stock covered by an award of a Non-qualified Stock Option until the date the Participant becomes the holder of record.

      4) Withholding. A provision requiring the withholding of applicable taxes required by law. A Participant may satisfy the withholding obligation by (A) paying the amount of any taxes in cash, (B) with the approval of the Committee at the time applicable taxes are due or as provided in the Award Agreement, shares of stock may be deducted from the payment to satisfy the obligation in full or in part, or (C) with the approval of the Committee at the time applicable withholding taxes are due or as provided in the Award Agreement, deliver already owned Stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.

      5) Execution. A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Corporation or a Subsidiary. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

   b.    Award Agreements may include the following terms:

      1) Replacement and Substitution. Any provisions (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms or (B) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

      2) Other Terms. Such other terms as the Committee may determine are necessary and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or a Subsidiary, any other restrictions or conditions on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control of the Corporation, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Stock under an Award.

Section 7:  Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent.

Section 8: Administration

   a. The Plan and all Awards granted pursuant thereto shall be administered by a Committee of the Board of Directors, which Committee shall consist of not less than three (3) members of such Board of Directors. The members of the Committee shall be designated by the Board of Directors. Unless the Board provides otherwise, the Committee shall be the Executive Compensation and Bonus Committee of the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

   b. The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

   c. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

   d. The Committee may delegate to the officers or employees of the Corporation and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards.

Section 9:  Adjustment Provisions

   a. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend payback in cash or property, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to any single participant pursuant to this Plan, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered shall be proportionately increased.

   b. The Committee shall many any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.

   c. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10:  Change of Control

   a. In the event of a change in control of the Corporation, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion unless otherwise provided in an Award Agreement, take any of the following actions as a result, or in anticipation, of any such event:

      1) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

      2) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control. Any such action approved by the Committee shall be conclusive and binding on the Corporation and all Participants.

   b. For purposes of this Section, a change of control shall include the following:

      1) A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Corporation, and such offer is consummated for the ownership of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities.

      2) The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the combined voting power of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Corporation.

      3) The Corporation transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Corporation.

      4) Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.

      5) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Corporation immediately before the transaction, cease to constitute at least a majority thereof.

Section 11: Unfunded Plan

The Plan shall be unfunded. No provision of the Plan or any Award Agreement will require the Corporation or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Corporation or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Corporation and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

Section 12:  Limits of Liability

   a. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

   b. Neither the Corporation nor a Subsidiary, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

Section 13:  Rights of Employees

   a. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

   b. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

Section 14:  Term

The Plan shall be adopted by the Corporation effective as of April 13, 1995, subject to approval by the Corporation's Board of Directors. The Committee may grant Awards prior to Board of Directors' approval, provided, however, that Awards granted prior to such approval are automatically canceled if Board of Directors' approval is not obtained at or prior to the expiration of the Plan. Notwithstanding anything to the contrary herein, no Award may be exercisable prior to the date Board of Directors' approval is obtained. Options may be granted under the Plan at any time until the Plan is terminated by the Board of Directors of the Corporation or until such earlier date when termination of the Plan shall be required by applicable law.

Section 15:  Requirements of and Governing Law

   a. The Plan, the Award Agreements, and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the state of Maryland without regard to the conflict of law principles thereof.

   b. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Corporation shall not be required to sell or issue shares of Stock hereunder if the issuance thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

                                         * * * * *

   IN WITNESS WHEREOF, Crown Central Petroleum Corporation has caused this Plan to be executed the 27th day of April, 1995.

                  CROWN CENTRAL PETROLEUM CORPORATION



                  By:   /s/ J. Michael Mims
                        J. Michael Mims
                        (Signature of Officer of Company)